                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                             STIFEL FINANCIAL CORP.
                (Name of Registrant as Specified in Its Charter)


      (Name of Person Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

      (1)  Title of each class of securities to which transaction applies:
      (2)  Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      (4)  Proposed maximum aggregate value of transaction:
      (5)  Total Fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:
      (2)  Form, Schedule or Registration Statement No.:
      (3)  Filing Party:
      (4)  Date Filed:

                             STIFEL FINANCIAL CORP.
                               501 NORTH BROADWAY
                            ST. LOUIS, MISSOURI 63102
                                 (314) 342-2000


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 9, 2002

Dear Stockholder:

                  The Annual Meeting of Stockholders of Stifel Financial Corp., a Delaware corporation (the "Company"), will be held in the Crystal Room, 3rd Floor, Missouri Athletic Club, 405 Washington Avenue, St Louis, Missouri, on Thursday, May 9, 2002, at 11:00 a.m., for the following purposes:

                  1. To elect three Class I directors to hold office for a term of three years or until their successors shall have been duly elected and qualified;

                  2. To consider and act upon a proposal to approve the 2003 Employee Stock Purchase Plan;

                  3. To ratify the appointment of Deloitte & Touche LLP as independent auditors for the year ending December 31, 2002; and

                  4. To consider and act upon such other business as may properly come before the meeting and any adjournment thereof.

                  The Company's Board of Directors has fixed the close of business on March 13, 2002 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof. A stockholder list dated as of the record date will be available for inspection by any stockholder at the offices of the Company in St. Louis, Missouri for ten days prior to the Annual Meeting.

                  WE CORDIALLY INVITE YOU TO ATTEND THE ANNUAL MEETING. EVEN IF YOU PLAN TO BE PRESENT AT THE MEETING IN PERSON, YOU ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED SO THAT YOUR SHARES WILL BE REPRESENTED. THE MAILING OF AN EXECUTED PROXY CARD WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE ANNUAL MEETING.

By Order of the Board of Directors.



Marcia J. Kellams, Secretary

April 3, 2002
St. Louis, Missouri

                             STIFEL FINANCIAL CORP.
                               501 NORTH BROADWAY
                            ST. LOUIS, MISSOURI 63102
                                 (314) 342-2000

                                 PROXY STATEMENT

                    FOR ANNUAL MEETING OF STOCKHOLDERS TO BE
                          HELD ON THURSDAY, MAY 9, 2002

                                     GENERAL

                  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Stifel Financial Corp., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Thursday, May 9, 2002, at 11:00 a.m., in the Crystal Room, 3rd Floor, Missouri Athletic Club, 405 Washington Avenue, St. Louis, Missouri, and any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

                  This Proxy Statement, the Notice of Annual Meeting and the accompanying proxy card were first mailed to the stockholders of the Company on April 3, 2002.

                  All proxies will be voted in accordance with the instructions contained in the proxy. If no choice is specified, proxies will be voted in favor of the election of each of the nominees for director proposed by the Board of Directors in Proposal I, in favor of the approval of the 2003 Employee Stock Purchase Plan in Proposal II and in favor of the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 2002 in Proposal III, as recommended by the Board of Directors. A stockholder who executes a proxy may revoke it at any time before it is voted by delivering to the Company another proxy bearing a later date, by submitting written notice of such revocation to the Secretary of the Company or by personally appearing at the Annual Meeting and casting a contrary vote.

                  A plurality of the votes cast is required for the election of directors, which means that the three nominees for director receiving the highest vote totals will be elected as directors. As a result, a designation on the proxy that the stockholder is "withholding authority" to vote for all nominees and broker "non-votes" do not have an effect on the results of the vote for the election of directors. There is no cumulative voting in the election of directors.

                  The approval of the 2003 Employee Stock Purchase Plan and the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors each require the affirmative vote of a majority of the shares present and entitled to vote at the meeting. For purposes of determining the vote required for the approval of a matter to be voted on at the meeting, abstentions and broker "non-votes" deemed to be present at the meeting will be treated as present and entitled to vote on such matter. Therefore, abstentions and broker "non-votes" deemed to be present at the meeting will have the same effect as a vote against Proposals II and III. Broker "non-votes" not deemed to be present at the meeting will have no effect on the results of the vote on Proposals II and III. Broker "non-votes" will be deemed to be present at the meeting to the extent that such shares are voted on any matter presented at the meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

                  A quorum is required for the transaction of business at the Annual Meeting. A majority of the issued and outstanding shares entitled to vote at the Annual Meeting will constitute a quorum. Shares represented by properly executed proxies, including proxies which direct that the shares be voted to abstain or withhold a vote on a matter, will be counted for purposes of determining whether a quorum exists. Broker non-votes will be counted for purposes of determining whether a quorum exists only if such shares are voted on a matter presented at the meeting.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

                  The close of business on March 13, 2002 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Each share of the Company's common stock, $0.15 par value (the "Common Stock"), outstanding on the record date is entitled to one vote on each proposal submitted, or director nominee presented, to the vote of stockholders. On March 13, 2002, there were 7,367,885 shares of Common Stock outstanding and entitled to vote.

OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

                  The following table sets forth information regarding the amount of Common Stock beneficially owned, as of March 13, 2002, by each director of the Company, each nominee for election as a director of the Company, the executive officers named in the Summary Compensation Table and all directors and executive officers of the Company as a group:

                                                                       PERCENT OF
                                             NUMBER OF SHARES          OUTSTANDING       UNVESTED
       NAME                              BENEFICIALLY OWNED(1)(2)   COMMON STOCK(3)   STOCK UNITS(4)
       ----                              ------------------------   ---------------   --------------

George H. Walker III................               585,542(5)              7.88%               --
Ronald J. Kruszewski................               402,720                 5.25            46,975
Scott B. McCuaig....................               178,917                 2.40            38,133
James M. Zemlyak....................               134,431                 1.81            32,722
Thomas Prince.......................                 4,112                   (6)              624
James M. Oates......................                50,174                   (6)               --
Walter F. Imhoff....................                37,910                   (6)               --
John J. Goebel......................                31,753(5)                (6)               --
Charles A. Dill.....................                22,127                   (6)               --
Bruce A. Beda.......................                21,097                   (6)               --
Robert E. Lefton....................                16,001                   (6)               --
Richard F. Ford.....................                 7,281                   (6)               --
Robert J. Baer......................                    --                   --                --
Directors and Executive Officers
  as a Group (13 persons)...........             1,480,809                18.58%          118,454

(1) Except as otherwise indicated, each individual has sole voting and investment power over the shares listed beside his name.

(2) Includes the following shares that such persons and group have the right to acquire currently or within 60 days following March 13, 2002 upon the exercise of stock options: Mr. Walker - 60,244; Mr. Kruszewski - 154,409; Mr. McCuaig - 49,486; Mr. Zemlyak - 34,311; Mr. Prince - 1,200; Mr. Oates - 6,112; Mr. Imhoff - 3,200; Mr. Goebel - 5,010; Mr. Dill - 12,188; Mr. Beda
     - 7,516; Mr. Lefton - 10,554; Mr. Ford - 600; and directors and executive officers as a group - 344,830. Also includes the following shares allocated to such persons and group under the Stifel Financial Corp. Stock Ownership Plan and Trust: Mr. Walker - 5,881; Mr. Kruszewski - 178; Mr. McCuaig - 162; Mr. Zemlyak - 111; Mr. Prince - 87; Mr. Imhoff - 76; and directors and executive officers as a group - 6,495. Also includes the following shares allocated to such persons and group underlying stock units vested currently or within 60 days following March 13, 2002: Mr. Kruszewski - 154,288; Mr. McCuaig - 47,813; Mr. Zemlyak - 43,593; Mr. Prince - 228; Mr. Oates - 3,062; Mr. Goebel - 2,641; Mr. Dill - 3,324; Mr. Beda - 3,026; Mr. Lefton -
     817; and directors and executive officers as a group - 258,792. Also includes the following shares allocated to such persons and group under the Stifel, Nicolaus & Company, Incorporated Profit Sharing 401(k) Plan: Mr. Walker - 4,042; Mr. Zemlyak - 571; Mr. Imhoff - 4; and directors and officers as a group - 4,617.

(3) Based upon 7,367,885 shares of Common Stock issued and outstanding as of March 13, 2002 and, for each director or officer or the group, (a) the number of shares subject to options held by such director or officer or the group which are currently exercisable or will be exercisable within 60 days following March 13, 2002 and (b) the number of shares underlying restricted stock units held by such director or officer or the group which are currently vested or will become vested within 60 days following March 13, 2002.

(4) Includes shares underlying stock units that such persons or group hold but are not convertible to common stock within the 60-day period after March 13, 2002 and, therefore, under the rules of the Securities and Exchange Commission, are not deemed to be "beneficially owned" as of March 13, 2002. The stock units generally will be transferred into Common Stock at the end of a three- to five-year period after the date of grant contingent upon the holder's continued employment with the Company.

(5) Includes 11,256 shares held by the George Herbert Walker Foundation as to which Messrs. Walker and Goebel, as co-trustees, share voting power.

(6) Shares beneficially owned do not exceed one percent of the outstanding shares of Common Stock.


OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                  As of March 13, 2002, the following persons were the only persons known to the Company to be beneficial owners of more than five percent of the Common Stock:

                                                                                 PERCENT OF
                                                            NUMBER OF SHARES     OUTSTANDING
                     NAME AND ADDRESS                      BENEFICIALLY OWNED   COMMON STOCK
                     ----------------                      ------------------   ------------


Western and Southern Life Insurance Co..................     1,019,812(1)            13.84%
  400 Broadway
  Cincinnati, OH  45202

George H. Walker III ...................................       585,542(2)             7.88
  501 North Broadway
  St. Louis, Missouri 63102

The Pearl Limited Partnership...........................       536,600(3)             7.28
  P.O. Box 50401
  Henderson, Nevada 89016-0401

Stifel Financial Corp. Stock Ownership Plan and Trust...       446,780(4)             6.06
  501 North Broadway
  St. Louis, Missouri  63102

Dimensional Fund Advisors Inc...........................       422,450(5)             5.73
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California  90401

Ronald J. Kruszewski....................................       402,720(6)             5.25
  501 North Broadway
  St. Louis, Missouri 63102

----------

(1) The information shown is based on a Schedule 13G, dated January 8, 1998, of Western and Southern Life Insurance Company ("Western and Southern"). The number of shares beneficially owned has been adjusted to reflect the five percent stock dividends declared by the Company on each of January 20, 1998 and January 27, 1999. The information in the Schedule 13G indicates that Western and Southern has the sole power to vote and dispose of such shares.

(2)  See notes 1, 2 and 5 to the preceding table.

(3) Gary Mintz and Mark Mintz serve as limited partners of The Pearl Limited Partnership and each has shared voting and dispositive power with respect to all of the shares.

(4) With respect to 259,707 allocated shares of Common Stock of the Stifel Financial Corp. Stock Ownership Plan and Trust (the "Stock Ownership Plan"), each participant in the Stock Ownership Plan has the right to instruct the trustee of the Stock

     Ownership Plan with respect to the voting of Common Stock in such participant's account. The trustee is authorized to vote any shares of Common Stock with respect to which the trustee has not received timely directions as to the voting thereof. As of December 31, 2001, the Company had 187,073 unallocated shares in the Stock Ownership Plan. These unallocated shares will be released for allocation to the participants based upon employer contributions to fund an internal loan between the Company and the Stock Ownership Plan. The trustee is authorized to vote these unallocated shares in the same proportion as the trustee votes those shares for which the trustee has received timely directions from the participants.

(5) The information shown is based on a Schedule 13G, dated February 12, 2002, of Dimensional Fund Advisors Inc. The information in the Schedule 13G indicates that Dimensional Fund Advisors Inc. has the sole power to vote and dispose of such shares.

(6)  See notes 1 and 2 to the preceding table.


                                   PROPOSAL I.
                              ELECTION OF DIRECTORS

                  In accordance with the By-laws of the Company, the Board of Directors has fixed the number of directors at eleven, divided into three classes, with the terms of office of each class ending in successive years. The Board of Directors has nominated Bruce A. Beda, Ronald J. Kruszewski and Robert
J. Baer for election as Class I directors to hold office until the 2005 Annual Meeting of Stockholders or until their respective successors are elected and qualified or until their earlier death, resignation or removal. Stuart I. Greenbaum resigned as a director of the Company effective March 22, 2002.

                  Shares represented by your proxy will be voted in accordance with your direction as to the election as directors of the persons listed below as nominees. In the absence of direction, the shares represented by your proxy will be voted FOR the election of each such nominee. The three nominees receiving the highest number of votes cast at the meeting will be elected as directors of the Company in Class I for the term of such class. In the event any person listed as a nominee becomes unavailable as a candidate for election, it is intended that the shares represented by your proxy will be voted for the remaining nominees and any substitute nominee recommended by the Board of Directors.

                  Certain information with respect to each of the nominees and each of the continuing directors is set forth below, including any positions they hold with the Company and its principal subsidiary, Stifel, Nicolaus & Company, Incorporated ("Stifel, Nicolaus").

                                                                                                            SERVED AS
                                                                                                            DIRECTOR
                                                                 POSITIONS OR OFFICES                     CONTINUOUSLY
                NAME                      AGE            WITH THE COMPANY AND STIFEL, NICOLAUS                SINCE
                ----                      ---            -------------------------------------            ------------

CLASS I-NOMINEES FOR TERMS ENDING IN 2005

Bruce A. Beda                             61         Director of the Company                                  1997
Ronald J. Kruszewski                      43         Chairman, President and Chief Executive Officer          1997
                                                     of the Company and Stifel, Nicolaus
Robert J. Baer                            64         None                                                      N/A

CLASS II-DIRECTORS WITH TERMS ENDING IN 2003

Charles A. Dill                           62         Director of the Company                                  1995
Richard F. Ford                           65         Director of the Company                                  1984
John J. Goebel                            72         Director of the Company                                  1987
Walter F. Imhoff                          70         Senior Vice President of Stifel, Nicolaus                2000

CLASS III-DIRECTORS WITH TERMS ENDING IN 2004

Robert E. Lefton                          70         Director of the Company                                  1992
James M. Oates                            55         Director of the Company                                  1996
George H. Walker III                      71         Chairman Emeritus of the Company                         1981
Scott B. McCuaig                          52         Senior Vice President, President of the Private          2001
                                                     Client Group and Director of the Company and Stifel,
                                                     Nicolaus

                  The following are brief summaries of the business experience during the past five years of each of the nominees for election as a director of the Company and the other directors of the Company whose terms of office as directors will continue after the Annual Meeting, including, where applicable, information as to the other directorships held by each of them.

NOMINEES

                  Bruce A. Beda has been Chief Executive Officer of Orion Partners, LLC, a private investment and consulting company, since 1996 and Chief Executive Officer of Kilbourn Capital Management, LLC, an asset manager, since 2001.

                  Ronald J. Kruszewski has been Chairman of the Board of Directors of the Company and Stifel, Nicolaus since April 2001, and has been President and Chief Executive Officer of the Company and Stifel, Nicolaus since September 1997. Prior thereto, Mr. Kruszewski served as Managing Director and Chief Financial Officer of Baird Financial Corporation and Managing Director of Robert W. Baird & Co. Incorporated from 1993 to September 1997.

                  Robert J. Baer has served as President of UniGroup, Inc., the holding company for several household goods transportation companies including United Van Lines, LLC and Mayflower Transit, LLC, since 1987 when UniGroup, Inc. was created to oversee the activities of United Van Lines and related entities. Prior thereto, Mr. Baer served as President of United Van Lines, LLC from 1982 to 1987 and as Vice President and General Manager of United Van Lines, LLC from 1977 to 1987. Mr. Baer is a director of U.S. Bancorp and a member of Civic Progress, a group composed of the St. Louis area's top civic leaders.

                  The Board of Directors recommends a vote "FOR" the election of each of the nominees for director of the Company.

CONTINUING DIRECTORS

                  Charles A. Dill has been a General Partner of Gateway Associates, a private venture capital fund, since November 1995. From 1991 to 1995, Mr. Dill was the President, Chief Executive Officer and a director of Bridge Information Systems, Inc., a company providing online information and trading services. Mr. Dill is a director of Zoltek Companies, Inc., TransAct Technologies Incorporated and DT Industries, Inc.

                  Richard F. Ford is a Managing General Partner of the management companies which act as a General Partner of Gateway Mid-America Partners, L.P., Gateway Venture Partners II, L.P., Gateway Venture Partners III, L.P. and Gateway Partners, L.P., private venture capital funds formed in 1984, 1987, 1990 and 1995, respectively. Mr. Ford is a director of CompuCom Systems, Inc., D&K Healthcare Resources, Inc. and TALX Corporation.

                  John J. Goebel is Senior Counsel with the law firm of Bryan Care LLP. He was a partner with the firm from 1957 until 1998, former Chairman of its Management Committee, former Chairman of its Corporate and Business Department, and former member of its Executive Committee.

                  Walter F. Imhoff has served as Senior Vice President of Stifel, Nicolaus since January 12, 2000. Prior thereto, Mr. Imhoff served as Chairman, President and Chief Executive Officer of Hanifen, Imhoff Inc., a Colorado-based broker-dealer, from 1979 until it was acquired by the Company on January 12, 2000.

                  Robert E. Lefton, Ph.D. has been President and Chief Executive Officer of Psychological Associates, Inc., an international training and consulting firm, since 1958.

                  James M. Oates has been Chairman of IBEX Capital Markets, Inc., a financial services company, since 1996 and Managing Director of The Wydown Group, a consulting firm that specializes in start-ups, turn-arounds and defining growth strategies, since 1994. Mr. Oates is a director of Phoenix Funds, Phoenix Duff & Phelps Institutional Mutual Funds and Phoenix-Aberdeen Series Fund. Mr. Oates is Chairman of the Board of Emerson Investment Management, Inc.

                  George H. Walker III has been Chairman Emeritus of the Company since April 2001. Mr. Walker joined Stifel, Nicolaus in 1976, served as Chief Executive Officer of Stifel, Nicolaus from December 1978 to October 1992 and served as Chairman of Stifel, Nicolaus from July 1982 to April 2001. Mr. Walker served as President and Chief Executive Officer of the Company from the time of its organization until 1992 and served as Chairman of the Company from the time of its organization until 1985 and from 1988 until April 2001. Mr. Walker is a director of Western and Southern Life Insurance Company, Laidlaw Corporation and Macroeconomic Advisers, LLC. Mr. Walker is Chairman of the Advisory Board of the School of Business and Technology, Webster University and is a member of Washington University's National Council for the Olin School of Business. He is also Founder and Chairman of the Steering Committee to bring about "Home Rule" for the City of St. Louis.

                  Scott B. McCuaig has been Senior Vice President and President of the Private Client Group of the Company and Stifel, Nicolaus and a Director of Stifel Nicolaus since January 1998. Prior thereto, Mr. McCuaig served as Managing Director, head of marketing and regional sales manager of Robert W. Baird & Co. Incorporated, a broker dealer, from June 1988 to January 1998.

BOARD OF DIRECTORS AND COMMITTEES

                  During the year ended December 31, 2001, the Board of Directors of the Company met four times, including both regularly scheduled and special meetings. During such year, all of the incumbent directors attended at least seventy-five percent of all meetings held by the Board of Directors and all committees on which they serve.

                  The standing committees of the Board of Directors are the Executive Committee, Audit Committee, Compensation Committee and Nominating Committee.

                  EXECUTIVE COMMITTEE. Messrs. Kruszewski (Chairman), Goebel, Walker and Oates are the current members of the Executive Committee. Except to the extent limited by law, the Executive Committee performs the same functions and has all the authority of the Board of Directors. The Executive Committee did not meet during the year ended December 31, 2001.

                  AUDIT COMMITTEE. Messrs. Dill (Chairman), Beda, Ford and Oates are the current members of the Audit Committee. The functions of the Audit Committee are to monitor and assess the adequacy of systems and procedures for providing reliable financial statements of the Company and its subsidiaries, as well as suitable internal financial controls, to review and approve the scope and performance of the independent external and internal auditors' work, to make such recommendations as it deems necessary to the Board of Directors regarding the Company's financial statements, financial controls, and related matters and to review and monitor the consolidated financial condition of the Company. The Audit Committee met four times during the year ended December 31, 2001.

                  COMPENSATION COMMITTEE. Messrs. Lefton (Chairman), Beda, Dill, Goebel and Oates are the current members of the Compensation Committee. The functions of the Compensation Committee are to recommend salary and bonus levels for the senior officers of the Company and its subsidiaries and to administer the Company's employee stock plans. The Compensation Committee met four times during the year ended December 31, 2001.

                  NOMINATING COMMITTEE. Messrs. Oates (Chairman) and Goebel are the current members of the Nominating Committee. The function of the Nominating Committee is to identify, evaluate and select potential director nominees. The Nominating Committee will consider nominees recommended by stockholders. Any stockholder wishing to nominate a candidate for director at a stockholders' meeting must provide advance notice as described under "Stockholder Proposals" and must furnish certain information about the proposed nominee. The Nominating Committee met one time during the year ended December 31, 2001.

COMPENSATION OF DIRECTORS

                  Non-employee directors are paid an annual retainer of $15,000 and are compensated $500 for each board meeting and $300 for each committee meeting (or $350 if they are the Chairman of the committee) they attend and are reimbursed for expenses incurred in attending such meetings. Directors who are employees of the Company do not receive any compensation for their service as directors, but the Company pays their expenses for attendance at meetings of the Board of Directors. Pursuant to the Equity Incentive Plan for Non-Employee Directors (the "Plan"), each new non-employee director is granted options to purchase 5,000 shares of the Company's Common Stock at the current market price on the date such individual first becomes a director of the Company. In addition, stock options to purchase 1,000 shares of Common Stock shall be granted automatically to each non-employee director each January 1st through 2009. A non-employee director may defer all or any portion of his or her director fees under the Plan. A non-employee director who elects to defer his or her director fees shall receive a matching credit from the Company equal to twenty-five percent of the total amount deferred by the director. The Company has retained and expects to continue to retain Richard Ford for consulting services at a compensation rate of $18,000 per year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

                  During the year ended December 31, 2001, the Compensation Committee was composed of Messrs. Lefton, Beda, Dill, Goebel and Oates, none of whom have served as an officer or employee of the Company or any of its subsidiaries.

                             EXECUTIVE COMPENSATION

                  For the years ended December 31, 2001, 2000 and 1999, the following table presents summary information concerning compensation awarded or paid to, or earned by, the Chief Executive Officer and each of the other four most highly compensated executive officers for the year ended December 31, 2001 for services rendered to the Company and its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                       Annual Compensation                 Long-term Compensation
                                         ---------------------------------------------   --------------------------
                                                                       Bonus(1)
                                                               -----------------------
                                                                              Stock        Stock                        All Other
                                                                              Units        Units           Options    Compensation
       Name and Principal Position        Year     Salary($)     Cash($)      ($)(2)       ($)(2)            (#)         ($)(3)
--------------------------------------   ------   ----------   ----------   ----------   ----------      ----------   ----------

Ronald J. Kruszewski                       2001   $  200,000   $  280,000   $  120,000   $   30,000          25,000   $   25,193
   Chairman, President and                 2000      200,000      455,000      195,000       48,750          20,000       21,638
   Chief Executive Officer                 1999      200,000      350,000      150,000       37,500          12,600       30,410


George H. Walker III                       2001      162,500      100,000           --           --              --          951
   Chairman Emeritus                       2000      175,000       75,000           --           --              --          961
                                           1999      175,000      150,000           --           --           3,150          767


Scott B. McCuaig                           2001      175,000      192,500       82,500       20,625          14,000       11,825
   Senior Vice President and               2000      175,000      315,000      135,000       33,750          12,000       68,956
   President of Private Client Group       1999      175,000      227,500      149,700       24,375           8,400        3,257


James M. Zemlyak                           2001      175,000      175,000       75,000       18,750          14,000       10,778
   Senior Vice President, Chief            2000      175,000      280,000      120,000       30,000          10,000        8,339
   Financial Officer and Treasurer(4)      1999      160,417      196,000       84,000      418,501(5)       42,000
                                                                                                                          17,766


Thomas Prince                              2001      150,000       95,000           --           --              --        3,034
   Senior Vice President and               2000      175,005       71,667        7,500        1,875           2,000        1,404
   General Counsel(6)

----------

(1) Represents bonuses paid under the executive compensation plans described in the section entitled "Compensation Committee Report on Executive Compensation" of this Proxy Statement.

(2) Pursuant to the Stifel, Nicolaus & Company, Incorporated Wealth Accumulation Plan, participants in the plan receive, on a mandatory basis, stock units of the Company in lieu of a portion of their incentive compensation ("Mandatory Units"). In addition, participants may elect to receive stock units in lieu of incentive compensation earned by such individuals ("Elected Units"). Additionally, each individual participating receives stock units with a fair market value equal to twenty-five percent of that portion of the incentive compensation that such participant exchanged for Mandatory Units or Elected Units ("Matching Units"). All stock units are issued to participants based upon the fair market value of the Common Stock on the date of issuance. Mandatory Units vest ratably over a three year period following the date of issuance. Elected Units are fully vested on the date of issuance. Matching Units vest at the end of the three year period following the date of issuance. Mandatory Units and Elected Units are reported under the "Bonus" column, while Matching Units are reported under the "Long Term Compensation" column. The aggregate value of stock units holdings for the individuals named in the Summary Compensation Table at December 31, 2001 was $2,113,262, $902,433, $801,308
     and $8,946 for each of Messrs. Kruszewski, McCuaig, Zemlyak and Prince, respectively, based upon a per share price of $10.50 being the last transaction price on December 31, 2001. The aggregate number of stock units held by the individuals named in the Summary Compensation Table at December 31, 2001 was 201,263, 85,946, 76,315 and 852 for each of Messrs.
     Kruszewski, McCuaig, Zemlyak and Prince, respectively.

(3) For the year ended December 31, 2001, the Company contributed $500 to the Company's profit sharing plan for each of Messrs. Kruszewski, Walker, McCuaig, Zemlyak and Prince, $1,331, $1,331, $1,331 and $447 to the Stifel Financial Corp. 1998 Employee Stock Purchase Plan for each of Messrs. Kruszewski, McCuaig, Zemlyak and Prince and $451 to the Stifel Financial Corp. Stock Ownership Plan and Trust for each of Messrs. Kruszewski, Walker, McCuaig, Zemlyak and Prince. The amount disclosed also includes $22,911, $9,543, $8,496 and $102 for each of Messrs. Kruszewski, McCuaig, Zemlyak and Prince, respectively, for the payment of dividends on restricted stock units. In addition, with respect to Mr. Prince, the amount disclosed includes $478 of interest forgiven by the Company with respect to a $100,000 loan from the Company to Mr. Prince and $1,056 for reimbursement of travel expenses for Mr. Prince's spouse.

(4) Mr. Zemlyak has served as Senior Vice President, Chief Financial Officer and Treasurer of the Company and Stifel, Nicolaus since February 1, 1999. Prior thereto, Mr. Zemlyak served as Managing Director and Chief Financial Officer of Baird Financial Corporation from 1997 to 1999 and as Senior Vice President - Chief Financial Officer of Robert W. Baird & Co. Incorporated from 1994 to 1999.

(5) Pursuant to the terms of that certain Stock Unit Agreement, dated February 1, 1999, by and between the Company and Mr. Zemlyak (the "Zemlyak Stock Unit Agreement"), Mr. Zemlyak was awarded 42,000 restricted stock units (as adjusted for the five percent stock dividend declared by the Company on January 27, 1999). The restricted stock units granted to Mr. Zemlyak vest with respect to 8,400 units on each of February 1, 2000, 2001, 2002, 2003 and 2004. Except as set forth below, shares of Common Stock shall be distributed to Mr. Zemlyak in annual installments over a period of seven years beginning February 1, 2007. The number of shares of Common Stock in each installment will be determined under the declining balance accounting method. In the event of termination of Mr. Zemlyak's employment as a result of death or disability, a certain number of additional stock units will vest based upon the portion of the year that Mr. Zemlyak was employed by the Company. In addition, all of the restricted stock units granted to Mr. Zemlyak will vest and be distributed (a) in the event of a Change of Control (as defined in the Zemlyak Stock Unit Agreement), (b) in the event of termination of employment by the Company for a reason other than a Good Cause Event (as defined in the Zemlyak Stock Unit Agreement) or (c) in the event of termination of employment by Mr. Zemlyak for Good Reason (as defined in the Zemlyak Stock Unit Agreement). Mr. Zemlyak will receive dividend equivalents on his restricted stock units to the same extent as other holders of Common Stock. The amount shown represents the fair market value of the 42,000 restricted stock units granted to Mr. Zemlyak, based upon a per share price of $9.4643 being the average price on February 1, 1999, the fair market value of 805 Matching Units (see note 2 above) granted to Mr. Zemlyak on June 30, 1999, based upon a per share price of $9.3125 being the closing price on June 30, 1999, and the fair market value of 1,401 Matching Units granted to Mr. Zemlyak on December 31, 1999, based on a per share price of $9.625 being the closing price on January 3, 2000.

(6) Mr. Prince has served as Senior Vice President and General Counsel of the Company since June 1, 2000. Prior thereto, Mr. Prince served as Branch Manager of the Little Rock, Arkansas Private Client Group of Stifel, Nicolaus. Prior to joining Stifel, Nicolaus, Mr. Prince was a principal in the law firm of Jack, Lyon & Jones, PA in Little Rock, Arkansas from January 1990 to August 1999.


                           OPTION GRANTS IN LAST YEAR

                  The following table sets forth information concerning stock option grants made in the year ended December 31, 2001 to the individuals named in the Summary Compensation Table.

                                             INDIVIDUAL GRANTS
                      ----------------------------------------------------       POTENTIAL REALIZABLE
                                                                                       VALUE AT
                                      PERCENT OF                                    ASSUMED ANNUAL
                         NUMBER OF      TOTAL                                     RATES OF STOCK PRICE
                        SECURITIES     OPTIONS                                      APPRECIATION FOR
                        UNDERLYING    GRANTED TO    EXERCISE                        OPTION TERM(4)
                         OPTIONS     EMPLOYEES IN     PRICE     EXPIRATION     -------------------------
        NAME          GRANTED(1)(#)  FISCAL YEAR    ($/SH)(2)     DATE(3)         5%($)          10%($)
        ----          -------------  ------------   ---------   ----------     ---------       ---------

Ronald J. Kruszewski       25,000         10.37%     $11.00      01/03/11       $172,946       $438,279
Scott B. McCuaig           14,000          5.81       11.00      01/03/11         96,850        245,436
James M. Zemlyak           14,000          5.81       11.00      01/03/11         96,850        245,436

(1) Except as otherwise indicated, each option is granted at 100% of the market value on the date of grant and will be exercisable with respect to twenty-five percent of the total number of shares underlying the option on each of the first, second, third and fourth anniversaries of the date of award.

(2) The exercise price may be paid in cash or, at the discretion of the Board of Directors or the Compensation Committee of the Board of Directors, by shares of Common Stock already owned by the participant valued at fair market value on the date of exercise, or by a combination of cash and Common Stock.

(3) The options terminate on the earlier of ten years after grant or, generally, immediately upon termination for reasons other than retirement, disability or death.

(4) The indicated five percent and ten percent rates of appreciation are provided to comply with Securities and Exchange Commission regulations and do not necessarily reflect the views of the Company as to the likely trend in the Common Stock price. Actual gains, if any, on stock option exercises and Common Stock holdings will be dependent on, among other things, the future performance of the Common Stock and overall market conditions. There can be no assurance that the amounts reflected above will be achieved. Additionally, these values do not take into consideration the provisions of the options providing for nontransferability or delayed exercisability.

                          FISCAL YEAR-END OPTION VALUES

         The following table sets forth information concerning the number of exercisable and unexercisable stock options at December 31, 2001 held by the individuals named in the Summary Compensation Table.


                               SHARES UNDERLYING              VALUE OF UNEXERCISED,
                            UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS HELD AT
                             DECEMBER 31, 2001(#)            DECEMBER 31, 2001($)(1)
                          ---------------------------     ----------------------------
        NAME              EXERCISABLE   UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
        ----              -----------   -------------     -----------    -------------

Ronald J. Kruszewski        129,738        65,674         $    6,025     $   6,775
George H. Walker III         59,457         1,574            290,468         1,443
Scott B. McCuaig             32,038        44,362              4,000         4,450
James M. Zemlyak             19,022        46,978             17,539        26,586
Thomas Prince                 1,200         2,800               0.00          0.00


(1) Based on a price per share of $10.50, the last reported share price of Common Stock on December 31, 2001.


EMPLOYMENT AGREEMENTS

                  The Company and Ronald J. Kruszewski entered into an Employment Letter as of September 25, 1997 (the "Employment Letter"). Under the Employment Letter, Mr. Kruszewski's annual salary shall be not less than $200,000 and he is eligible to participate in the executive bonus pool and in all other employee benefits of the Company provided to senior executive officers.

                  In connection with a Stock Unit Agreement, dated December 21, 1998, by and between the Company and Mr. Kruszewski (the "Kruszewski Stock Unit Agreement"), Mr. Kruszewski repaid an outstanding loan to the Company by surrendering 124,688 restricted shares of Common Stock and executing a promissory note in the amount of $143,237. In replacement of the restricted shares surrendered, Mr. Kruszewski was awarded 124,688 restricted stock units of the Company (130,922 restricted stock units as adjusted to reflect the five percent stock dividend declared by the Company on January 27, 1999). The promissory note will be forgiven over a period of five years ending in 2003, contingent upon Mr. Kruszewski's continued employment with the Company. All of the restricted stock units granted to Mr. Kruszewski will vest and shares of Common Stock will be distributed (a) in the event of a Change of Control (as defined in the Kruszewski Stock Unit Agreement), (b) in the event of termination of employment by the Company for a reason other than a Good Cause Event (as defined in the Kruszewski Stock Unit Agreement) or (c) in the event of termination of employment by Mr. Kruszewski for Good Reason (as defined in the Kruszewski Stock Unit Agreement).

                  Stifel, Nicolaus and Scott B. McCuaig entered into an arrangement on January 26, 1998 which provides for the employment of Mr. McCuaig at a base salary of $175,000 per annum. Mr. McCuaig is eligible to participate in the executive bonus pool and in all other employee benefits of the Company provided to senior executive officers.

                  In connection with a Stock Unit Agreement, dated December 31, 1999, by and between the Company and Mr. McCuaig (the "McCuaig Stock Unit Agreement"), Mr. McCuaig surrendered 33,598 restricted shares of Common Stock in exchange for 33,598 restricted stock units. All of the restricted stock units granted to Mr. McCuaig will vest and be distributed (a) in the event of a Change of Control (as defined in the McCuaig Stock Unit Agreement), (b) in the event of termination of employment by the Company for a reason other than a Good Cause Event (as defined in the McCuaig

Stock Unit Agreement) or (c) in the event of termination of employment by Mr. McCuaig for Good Reason (as defined in the McCuaig Stock Unit Agreement).

                  Stifel, Nicolaus and James M. Zemlyak entered into an arrangement on February 1, 1999 which provides for the employment of Mr. Zemlyak at a base salary of $175,000 per annum. He also was provided 40,000 restricted stock units (42,000 restricted stock units as adjusted for the five percent stock dividend declared on January 27, 1999). All of the restricted stock units granted to Mr. Zemlyak will vest and be distributed (a) in the event of a Change of Control (as defined in the Zemlyak Stock Unit Agreement), (b) in the event of termination of employment by the Company for a reason other than a Good Cause Event (as defined in the Zemlyak Stock Unit Agreement) or (c) in the event of termination of employment by Mr. Zemlyak for Good Reason (as defined in the Zemlyak Stock Unit Agreement). Mr. Zemlyak also is eligible to participate in all other employee benefits of the Company provided to senior executive officers.


         COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

                  The Compensation Committee of the Board of Directors (the "Compensation Committee") furnishes the following report:

COMPENSATION PHILOSOPHY

                  The Compensation Committee approves the policies for and structure and amount of compensation of the senior executive officers of the Company (the "Executive Officers"), including the Chief Executive Officer and the other executive officers of the Company named in the Summary Compensation Table. The Compensation Committee's goal is to establish compensation programs that will attract and retain highly qualified executives and provide an incentive to such executives to focus their efforts on the Company's strategic goals by aligning their financial interests closely with stockholder interests. The Compensation Committee is composed entirely of independent directors.

                  A significant component of the Company's Executive Officer compensation program is cash remuneration in the form of base salaries and annual incentive bonuses. Bonuses are determined based upon the performance of the Company, the individual executive and his operating unit during the fiscal year. In evaluating performance, financial, non-financial and strategic objectives are considered. Base salaries generally represent a relatively small portion of the Executive Officers' total cash compensation and are average relative to comparable firms in the industry. Bonuses make up a significant portion of the Executive Officers' total compensation (as much as 67% percent for 2001). The Compensation Committee believes that basing a substantial portion of an Executive Officer's compensation on performance motivates the executive to perform at the highest possible level.

                  As another component of the Company's Executive Officer compensation program, the Compensation Committee may award Executive Officers options to acquire shares of Common Stock. The Compensation Committee believes that stock options provide a highly efficient form of compensation from both a cost and an accounting perspective, and that such awards provide an incentive to achieve the Company's longer-term strategic goals by aligning the long-term financial interests of the Executive Officers with those of the Company's stockholders.

                  In addition, the Compensation Committee has implemented a deferred compensation program whereby a portion of each Executive Officer's annual bonus will be deferred, on a mandatory basis, into stock units. The Executive Officer may also defer on an elective basis an additional portion of his annual bonus into restricted stock units. The percentages of the mandatory and elective deferrals will be set annually by the Compensation Committee. The mandatory and elective deferrals are matched by the Company in stock units equal to twenty-five percent of the amount of the combined deferral. The mandatory portion of the stock unit award will vest ratably over a three-year period. The elective portion of the stock unit award is fully vested. The matching portion of the stock unit award vests at the end of a three-year period.

                  The Compensation Committee believes that the stock option and deferred compensation components of the Company's Executive Officer compensation program over time will increase the levels of beneficial ownership of the Company's Executive Officers. This aligns the interests of those persons who have the greatest ability to affect the Company's financial results closely with the interests of the Company's stockholders. The Compensation Committee also believes that significant levels of beneficial ownership and ownership potential will assist the Company in retaining the services of the Executive Officers.

CHIEF EXECUTIVE OFFICER COMPENSATION

                  Mr. Kruszewski became President and Chief Executive Officer of the Company and Stifel, Nicolaus on September 25, 1997 pursuant to the employment terms described above under "Executive Compensation - Employment Agreements." The Compensation Committee approved the employment terms based upon Mr. Kruszewski's expertise and years of experience in the industry, as well as the Compensation Committee's review of cash and other compensation paid to the chief executive officers of securities firms comparable to the Company.

                  For 2001 bonus purposes, the Compensation Committee considered the achievement of certain objectives set by management and the Board of Directors at the beginning of the year. The Compensation Committee also considered the overall profitability of the Company during 2001. In its deliberations, the Compensation Committee determined not to consider a charge to earnings resulting from litigation relating to a time period prior to Mr. Kruszewski's employment. Based upon the consideration of all of the above financial and non-financial performance factors, the Compensation Committee, in its discretion, determined the amount of Mr. Kruszewski's annual bonus for 2001. Thirty percent of Mr. Kruszewski's bonus for 2001 was deferred and invested in stock units of the Company. In keeping with the Company's philosophy of incentive-based compensation, Mr. Kruszewski's base salary was not adjusted for 2001.

COMPENSATION OF OTHER SENIOR EXECUTIVES

                  The Compensation Committee approved individual salary levels and bonus amounts for each Executive Officer other than Mr. Kruszewski following a presentation by Mr. Kruszewski of his evaluation of each Executive Officer's individual and business unit performance and his bonus recommendation for such Executive Officer. Mr. Kruszewski also summarized for the Compensation Committee the performance of each Executive Officer relative to the financial and non-financial objectives established for such Executive Officer at the beginning of the year. In his presentation to the Compensation Committee, Mr. Kruszewski utilized historical compensation information prepared by a third-party organization for a group of regional brokerage firms, including the group of comparable publicly held regional firms referred to above, for background on competitive salary levels within the industry.

                  The Compensation Committee also reviewed and approved the terms of specific compensation arrangements entered into by the Company with certain Executive Officers. The Compensation Committee believes that such arrangements were evaluated and approved on a basis consistent with the Company's overall compensation philosophy.

CONCLUSION

                  Through the program described above, a significant portion of the Company's executive compensation is linked directly to individual and corporate performance and stock price appreciation. The Committee intends to continue the policy of linking executive compensation to individual and corporate performance and returns to stockholders, recognizing that the business cycle from time to time may result in an imbalance for a particular period.

                                             2001 COMPENSATION COMMITTEE

                                             Robert E. Lefton, Chairman
                                             Bruce A. Beda
                                             Charles A. Dill
                                             John J. Goebel
                                             James M. Oates
March 25, 2002

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

                  The following graph compares the cumulative stockholder returns, including the reinvestment of dividends, of Stifel Financial Corp. Common Stock on an indexed basis with a Peer Group Index, consisting of companies that operate under the same model within the same industry with similar market capitalizations, and the Standard and Poors 500 ("S&P 500") Index for the period beginning December 31, 1996 and ending December 31, 2001. The graph also shows the stockholder return of the Regional Sub-Index of the Financial Service Analytics Brokerage Stock Price Index ("FSA Regional Index"). The Company no longer believes that the FSA Regional Index is an appropriate index to compare to its Common Stock because industry consolidation has resulted in too few companies in the FSA Regional Index. Assumes $100 invested on December 31, 1996 in Stifel Financial Corp., Peer Group, FSA Regional Index and S&P 500 Index

              COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG
    STIFEL FINANCIAL CORP., PEER GROUP, FSA REGIONAL INDEX AND S&P 500 INDEX


                               [PERFORMANCE GRAPH]


                       Dec. 1996  Dec. 1997  Dec. 1998  Dec. 1999  Dec. 2000  Dec. 2001
                       ---------  ---------  ---------  ---------  ---------  ---------

Stifel Financial Corp.   $100       $205       $135       $135       $158       $147

Peer Group                100        155        110        118        146        140

FSA Regional Index        100        198        192        193        340        309

S&P 500 Index             100        133        171        208        189        166


Peer Group Companies:
--------------------

Friedman, Billings, Ramsey Group, Inc.  The Ziegler Companies, Inc.  Stockwalk Group, Inc.
Fahnestock Viner Holdings Inc.          Hoenig Group Inc.            Tucker Anthony Sutro
Sanders Morris Harris Group Inc.        SWS Group, Inc.
First Albany Companies Inc.             Stifel Financial Corp.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                  Certain officers, directors and nominees for director of the Company maintain margin accounts with Stifel, Nicolaus pursuant to which Stifel, Nicolaus may make loans for the purchase of securities. All margin loans are made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than normal risk of collectibility or present other unfavorable features.

                  Richard F. Ford and Charles A. Dill, directors of the Company, are General Partners of the management companies that act as the General Partner of Gateway Mid-America Partners, L.P., Gateway Venture Partners II, L.P., Gateway Venture Partners III, L.P. and Gateway Partners, L.P. The Company and Stifel Venture Corp., a subsidiary of the Company, are also General Partners of the management companies. At December 31, 2001, the Company's carrying value of these investments was approximately $322,000. Additionally, at December 31, 2001, the Company had a receivable of $335,000 which was advanced for organizational costs of Gateway Partners, L.P.

                  John J. Goebel, a director of the Company, is an attorney in the law firm Bryan Cave LLP, which rendered legal services to the Company and its subsidiaries during 2001 and is providing legal services to the Company and its subsidiaries during 2002.

                  Thomas Prince, Senior Vice President and General Counsel of the Company, executed a promissory note to the Company in June 1999 in the principal amount of $100,000. The promissory note does not bear interest and will be forgiven in equal annual installments commencing August 1, 2000 and ending August 1, 2004 or in certain other specified circumstances, contingent in any event upon Mr. Prince's continued employment with the Company. Additionally, on March 5, 2002, Mr. Prince executed a promissory note to the Company in the principal amount of $110,000 to cover relocation expenses. The note bears interest at 3% per annum, and is payable without recourse in specified amounts ranging from $15,000 to $30,000 from annual bonuses paid by the Company during the years 2003 through 2007.

                   George H. Walker III, Chairman Emeritus of the Company, is a director of Western and Southern Life Insurance Company which owns approximately 13.84% of the Company's Common Stock. As of December 31, 2001, the Company had outstanding $10,000,000 principal amount of notes due June 30, 2004 payable to Western and Southern Life Insurance Company. The Company has agreed to a number of restrictive covenants which, subject to specified exceptions, generally relate to: a limitation on incurring additional debt in excess of a specified amount, a prohibition on liens on our assets or guarantees of obligations of others, a requirement to maintain a minimum tangible net worth and, in the case of Stifel Nicolaus, a minimum net capital requirement, a restriction on payment of cash dividends in excess of a specified amount, and a restriction on advances or loans, in each case, without the consent of Western and Southern. Additionally, Western and Southern may compel the Company to repay the note if any entity or person acquires more than 30% of the Company's outstanding common stock. In addition, in response to the tragic events of September 11, 2001, the Company secured short-term financing of $5,000,000 with interest payable at 5% per annum from Western and Southern Life Insurance Company to bridge liquidity matters arising from disruption in the financial markets. The Company repaid the loan in full during the fourth quarter of 2001.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's officers and directors, and persons who own more than ten percent of the Company's outstanding stock, file reports of ownership and changes in ownership with the Securities and Exchange Commission. To the knowledge of the Company, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during the year ended December 31, 2001.

                                  PROPOSAL II.
                     APPROVAL OF THE STIFEL FINANCIAL CORP.
                        2003 EMPLOYEE STOCK PURCHASE PLAN

                  The Stifel Financial Corp. 2003 Employee Stock Purchase Plan (the "Stock Purchase Plan") was adopted by the Board of Directors of the Company on March 20, 2002, subject to approval by the stockholders of the Company within 12 months thereafter. The Stock Purchase Plan is intended to replace the Stifel Financial Corp. 1998 Employee Stock Purchase Plan (the "1998 Plan"), which terminates on December 31, 2002. The terms of the Stock Purchase Plan are substantially similar to the terms of the 1998 Plan. The purpose of the Stock Purchase Plan is to provide eligible employees of the Company and its subsidiaries an opportunity to acquire a proprietary interest in the Company through the purchase of Common Stock. The Stock Purchase Plan is intended to qualify as an Employee Stock Purchase Plan within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended.

                  The complete text of the Stock Purchase Plan is set forth in Appendix A to this Proxy Statement. The following summary of certain provisions of the plan is qualified in its entirety by reference to the full text of the plan.

ELIGIBILITY

                  Eligible employees of the Company and each of its subsidiaries may participate in the Stock Purchase Plan. As of February 28, 2002, there were approximately 1,100 employees eligible to participate in the Stock Purchase Plan. An employee is eligible to participate in the Stock Purchase Plan if the employee is employed for more than 20 hours per week and more than five months in any calendar year by the Company or any subsidiary, except that no employee shall be granted a stock option under the Stock Purchase Plan if (1) immediately after the grant the employee would own 5% or more of the total combined voting power of all classes of stock of the Company or (2) such grant would permit the employee to purchase shares under all employee stock purchase plans of the Company and its subsidiaries at a rate which exceeds $25,000 of fair market value of such shares for any calendar year in which such option is outstanding.

OFFERINGS UNDER THE PLAN

                  It is contemplated that, in a series of annual offerings under the Stock Purchase Plan aggregating 1,000,000 shares of Common Stock, the Company will offer to all eligible employees the right to purchase under each annual offering an aggregate of 200,000 shares of Common Stock. The Stock Purchase Plan provides that each offering will commence on an "Offering Date," will continue for one year, and will end on a "Termination Date." The period during which an offering is in effect is an "Offering Period." Under the Stock Purchase Plan, however, the Company is not required to make any offerings or, if it makes one or more offerings, to make any further offering or offerings.

                  Each eligible employee on an Offering Date who desires to participate in any offering must file a written notice with the Company to that effect no later than 15 days before the Offering Date of the offering in which the employee desires to participate. Such notice must be on a form provided by the Company and will direct the Company or subsidiary to withhold from the employee's salary, commission and other forms of direct remuneration and/or bonuses throughout the Offering Period a specified percentage of the employee's compensation in 1% increments not to exceed 10%. The participant may also specify a maximum dollar amount to be withheld.

                  During each Offering Period, each participant in the offering will be granted an option to purchase up to 1,000 shares of Common Stock at a price equal to the lower of 85% of the fair market value of the Common Stock on the Offering Date or 85% of the fair market value of the Common Stock on the Termination Date ("Purchase Price"). As soon as practicable after the Termination Date, the full number of shares of Common Stock that may be purchased with the aggregate payroll deductions held on the participant's behalf will be purchased for the participant.

                  Shares purchased for a participant as of a Termination Date shall be transferred into a brokerage account of the participant at Stifel, Nicolaus and shall be held in such account for at least one year after such Termination Date.

                  Not more than 200,000 shares of Common Stock will be available for purchase during any one Offering Period. If the total number of shares for which options are to be granted on any date exceeds the number of shares then available under the Stock Purchase Plan, the Company will make a pro rata allocation of the shares remaining available in as nearly a uniform manner as shall be practicable, and the excess payroll deductions which have been made will be refunded, together with simple interest. The Company will select a money market fund as a measure of determining simple interest earned on payroll deductions, and the amount of interest paid will be an amount equal to one-half of the average monthly rates earned by such money market fund during the Offering Period in which the participant was contributing through payroll deductions. The Company will give written notice of such allocation to each participant affected.

                  A participant may withdraw from any offering being made under the Stock Purchase Plan and receive a return of payroll deductions for such offering at any time prior to the Termination Date of the offering in which the participant is then participating. If a participant does elect to withdraw, the participant may not thereafter participate in the offering then in effect. A participant may also cease payroll deductions for future payroll periods and not withdraw amounts already credited. Withdrawal from any offering does not affect the right of an employee to participate in a later offering.

                  If a participant terminates employment for any reason, including retirement, during an Offering Period, the participant is no longer eligible to participate in the Stock Purchase Plan. If a participant terminates employment during an Offering Period for any reason other than death or retirement on or after age 60, the participant will be repaid the total amounts which have been withheld in respect of such Offering Period. If a participant terminates employment during an Offering Period by reason of death or retirement on or after age 60, the participant or the participant's beneficiary will be paid the amounts held by the Company on the participant's behalf through payroll deductions, together with simple interest determined in the manner described above.

ADMINISTRATION OF THE STOCK PURCHASE PLAN

                  The Stock Purchase Plan is administered by a committee selected by the Board of Directors of the Company (the "Committee"). The Committee is vested with full power and authority to make, administer and interpret such rules and regulations as it deems necessary to administer the Stock Purchase Plan.

CHANGES IN CAPITALIZATION

                  In the event of any reorganization, recapitalization, stock split, stock dividend, combination of shares, offering of rights or any other change in the structure of the Common Stock, the

Committee may make such adjustment, if any, as it may deem appropriate in the number, kind and purchase price of shares available for purchase under the Stock Purchase Plan and in the number of shares which any employee is entitled to purchase.

AMENDMENT OR TERMINATION

                  The Board may at any time withdraw, suspend, modify, amend or terminate the Stock Purchase Plan. No such termination may affect options previously granted, nor may an amendment make any change in any option previously granted which would adversely affect the rights of any participant. An amendment which would increase the number of shares covered by the Stock Purchase Plan may not be made without approval of the stockholders of the Company. The Stock Purchase Plan will terminate in any event on December 31, 2007.

FEDERAL INCOME TAX CONSEQUENCES

                  The amount which an employee contributes to the Stock Purchase Plan through payroll deductions is currently taxed as ordinary income. The employee does not recognize income for federal income tax purposes on either the Offering Date or the Termination Date. If the employee disposes of shares of Common Stock acquired pursuant to the Stock Purchase Plan (other than by death) within two years from the related Offering Date, the employee will recognize ordinary income equal to the excess of the fair market value of such shares on the related Termination Date over the Purchase Price. The employee's basis in any shares disposed of, for purposes of computing gain or loss upon the disposition, will be the fair market value of the shares on the related Termination Date. The Company will be entitled to a deduction in an amount equal to the amount includable as ordinary income of the employee. The Company's deduction will be taken in its taxable year which ends within the taxable year of the employee in which the employee recognizes the income.

                  If the employee disposes of the stock two or more years after the related Offering Date, or if the employee dies without having disposed of the Common Stock, the employee will recognize ordinary income in an amount equal to the lessor of (a) the excess of the fair market value of the Common Stock on the related Offering Date over the Purchase Price or (b) the excess, if any, of the fair market value of the stock on the date of disposition or death over the Purchase Price. The basis of the shares to the employee will be the sum of the Purchase Price and the amount of any such recognized income. The basis of the shares to the estate of a deceased employee will be the fair market value of the shares at the employee's death.

                  Any interest on the employee's funds held by the Company that is paid to the employee is ordinary income to the employee.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         The affirmative vote of a majority of the shares present and entitled to vote at the meeting is required to approve the adoption of the Stock Purchase Plan. The Board of Directors recommends a vote "FOR" approval of the adoption of the Stock Purchase Plan.

                                  PROPOSAL III.
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

                  The Board of Directors, upon the recommendation of its Audit Committee, has appointed Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 2002. A resolution will be presented at the meeting to ratify the appointment of Deloitte & Touche LLP.

                  The fees paid by the Company to Deloitte & Touche LLP for the year ended December 31, 2001 are as follows:

                  AUDIT FEES. The Company paid Deloitte & Touche LLP $154,000 for the audit and review of the Company's financial statements included in its Forms 10-K and 10-Q during the year ended December 31, 2001.

                  FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. The Company did not pay any fees to Deloitte & Touche LLP during the year ended December 31, 2001 for services relating to financial information system design and implementation.

                  ALL OTHER FEES. The Company paid Deloitte & Touche LLP $31,325 for tax services and $31,000 for other audit related services during the year ended December 31, 2001.

                  The Audit Committee has considered whether Deloitte & Touche LLP's provision of non-audit services was compatible with maintaining the independence of Deloitte & Touche LLP.

                  The Company has been advised that a representative of Deloitte & Touche LLP will be present at the meeting with an opportunity to make a statement if such representative desires and will be available to respond to questions of the stockholders.

                  Although the Company is not required to submit this appointment to a vote of the stockholders, the Board continues to believe that it is appropriate as a matter of policy to request that the stockholders ratify the appointment of Deloitte & Touche LLP as principal independent auditors. If the stockholders do not ratify the appointment, the Audit Committee will investigate the reasons for stockholder rejection and the Board will reconsider the appointment. Even if the appointment is ratified, the Board and the Audit Committee in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

                  The affirmative vote of a majority of the shares present and entitled to vote at the meeting is required to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 2002. The Board of Directors recommends a vote "FOR" ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 2002.

                          REPORT OF THE AUDIT COMMITTEE

                  The Audit Committee of the Board of Directors oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Audit Committee operates pursuant to a written charter which was approved and adopted by the Board of Directors. The Board of Directors has determined that each of the members of the Audit Committee is independent with the meaning of the listing standards of the New York Stock Exchange. The Company's independent accountants, Deloitte & Touche LLP, are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles.

                  In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Company's Annual Report on Form 10-K with management. In connection with its review of the Company's financial statements, the Audit Committee discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

                  The Audit Committee meets with the independent accountants, with and without management present, to discuss their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. The Audit Committee reviewed with the independent accountants the acceptability of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including, but not limited to, those matters under SAS 61 (Codification of Statements on Auditing Standards). The Audit Committee has received from the independent auditors the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In connection with this disclosure, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company. The Audit Committee also reviews the internal audit department's organization, responsibilities, budget and staffing. The Audit Committee reviewed with both the independent accountants and the internal auditors their audit plans, audit scope, identification of audit risks and the results of the audit examinations.

                  Management is responsible for the Company's financial reporting process, including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements. The Audit Committee's responsibility is to monitor and review these processes. It is not the Audit Committee's duty or responsibility to conduct auditing or accounting reviews or procedures. The members of the Audit Committee are not employees of the Company and may not be, and may not represent themselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company's financial statements. The Audit Committee's oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards or that the Company's independent accountants are in fact "independent."

                  In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                                               2001 AUDIT COMMITTEE

                                               Charles A. Dill, Chairman
                                               Bruce A. Beda
                                               Richard F. Ford
                                               James M. Oates

March 25, 2002


                              STOCKHOLDER PROPOSALS

                  Proposals of stockholders intended to be presented at the 2003 Annual Meeting of Stockholders must be received by the Company by December 4, 2002 for inclusion in the Company's Proxy Statement and proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the Proxy Statement and proxy in accordance with regulations governing the solicitation of proxies. Under the Company's By-Laws, stockholder proposals, including nominations of directors, which do not appear in the Proxy Statement may be considered at a meeting of stockholders only if they involve a matter proper for stockholder action and written notice of the proposal is received by the Secretary of the Company not less than 60 days nor more than 90 days prior to the meeting; provided that if less than 70 days' notice or prior public disclosure of the date of a stockholders' meeting is given by the Company, notice must be timely received not later than the close of business on the tenth day following the earlier of (a) the day on which notice of the meeting was mailed or (b) the day on which public disclosure was made. The notice must contain the name, address and beneficial ownership of the stockholder, a brief description of the proposal to be brought or the name, age, address, business history, beneficial ownership and written consent to being named by any proposed nominee, any material interest of the stockholder in the proposal or any arrangement or understanding between the stockholder and the proposed nominee required to be disclosed under the proxy regulations, and the number of shares known by such stockholder to be supporting the proposal on the date notice is given.


                                  ANNUAL REPORT

                  The Annual Report to Stockholders for the year ended December 31, 2001 has simultaneously been mailed to the stockholders of the Company.

                  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (EXCLUDING EXHIBITS), MAY BE OBTAINED BY ANY STOCKHOLDER, WITHOUT CHARGE, UPON WRITTEN REQUEST TO JAMES M. ZEMLYAK, STIFEL FINANCIAL CORP., 501 NORTH BROADWAY, ST. LOUIS, MO 63102.

                                  MISCELLANEOUS

                  The Company will bear the cost of solicitation of proxies. Proxies will be solicited by mail. They also may be solicited by officers and regular employees of the Company and its subsidiaries personally or by telephone, but such persons will not be specifically compensated for such services. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of stock held of record by such persons and will be reimbursed for their reasonable expenses incurred in connection therewith.

                  Management knows of no business to be brought before the Annual Meeting of Stockholders other than that set forth herein. However, if any other matters properly come before the meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their judgment on such matters. Even if you plan to attend the meeting in person, please execute, date and return the enclosed proxy card promptly. Should you attend the meeting, you may revoke the proxy by voting in person. A postage-paid, return-addressed envelope is enclosed for your convenience. Your cooperation in giving this your prompt attention is appreciated.

                                     By Order of the Board of Directors,



                                     Marcia J. Kellams, Secretary

April 3, 2002
St. Louis, Missouri

                                                                      APPENDIX A


                             STIFEL FINANCIAL CORP.
                        2003 EMPLOYEE STOCK PURCHASE PLAN


1. PURPOSE. The purpose of this Stifel Financial Corp. 2003 Employee Stock Purchase Plan is to provide eligible employees of Stifel Financial Corp. and its subsidiaries the opportunity to acquire a proprietary interest in the Company through the purchase of Common Stock. It is intended that this Plan shall qualify as an Employee Stock Purchase Plan within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended.

2. DEFINITIONS. As used in this Plan, the following terms have the following meanings:

         (a)      "BOARD" means the Board of Directors of the Company.

         (b)      "CODE" means the Internal Revenue Code of 1986, as amended.

         (c)      "COMMITTEE" means the Committee described in paragraph 12.

         (d) "COMMON STOCK" means shares of common stock par value fifteen cents ($.15) per share of the Company, either authorized but unissued, or stock that has been issued previously but is held in the treasury of the Company.

         (e) "COMPANY" means Stifel Financial Corp., a Delaware corporation.

         (f) "COMPENSATION" means all wages, salaries, bonuses and other forms of direct remuneration received by an Employee.

         (g) "EMPLOYEE" means an employee of the Company or a Subsidiary who is customarily employed for more than twenty hours per week and more than five months in the calendar year.

         (h) "FAIR MARKET VALUE" means the fair market value of one share of Common Stock as of a particular day, which shall generally be the mean between the high and the low price per share of Common Stock on the New York Stock Exchange, or such other valuation method determined by the Committee.

         (i)      "FISCAL YEAR" means the fiscal year of the Company.

         (j) "MONEY MARKET FUND" means that money market fund determined from time to time by the Committee as a measure of determining simple interest under the Plan.

         (k)      "OFFERING DATE" means the first business day of an Offering
                  Period.

         (l) "OFFERING PERIOD" means the period during which an offer to purchase Common Stock is in effect under this Plan.

         (m) "PLAN" means the Stifel Financial Corp. 2003 Employee Stock Purchase Plan.

         (n) "SUBSIDIARY" means any corporation, other than the Company in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain, owns stock possessing fifty percent ("50%") or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         (o) "TERMINATION DATE" means the last business day of a Fiscal Year, or such other date specified in paragraph 15.

3. ELIGIBILITY. Each Employee shall be eligible to participate in offerings under the Plan subject to the limitations imposed by Section 423 of the Code and the limitations herein contained.

         Any provision of the Plan to the contrary notwithstanding, no Employee shall be granted an option:

         (i) if, immediately after the grant, such Employee would own shares of stock, possessing five percent (5%) or more of the total combined voting power of all classes of stock of the Company or of any Subsidiary; or

         (ii) which permits such Employee's rights to purchase shares under all employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate which exceeds $25,000 of Fair Market Value of the shares (determined at the time such option is granted) for each calendar year in which such stock option is outstanding at any time.

         For purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining the stock ownership of an individual.

         All Employees granted options shall have the same rights and privileges as required by Section 423(b)(5) of the Code.

4. OFFERING DATES. It is contemplated that the Plan will be implemented by annual offerings which shall be numbered consecutively. Each offering shall be authorized by the Committee and shall commence on an Offering Date and shall end on a Termination Date. Only one offering may be in effect as to any individual at any one time. Participation in any offering under the Plan shall neither limit nor require participation in any other offering.

5.       PARTICIPATION IN THE PLAN.

         (a) All Employees shall be given notice of each offering within a reasonable time after determination to make such offering has been made by the Committee.

         (b) Participation in the Plan shall be limited to eligible Employees. An eligible Employee may become a participant by filing a written notice of his or her election to participate on the form provided by the Committee with the Human Resources Department of the Company no later than 15 days prior to the applicable Offering Date and such notice shall become effective on such Offering Date.

         (c) A participant may discontinue his or her participation in the Plan as provided in paragraph 10 hereof or reduce his or her participation as provided under paragraph 8(b), but no other change can be made during an Offering Period.

6.       PAYROLL DEDUCTIONS.

         (a) At the time a participant files his or her notice of election to participate in the Plan the participant shall authorize the Company and/or Subsidiary by whom the participant is employed to withhold from his or her Compensation throughout the Offering Period the amount specified in the participant's election form. Payroll deductions when authorized for a participant shall commence on the date when his or her authorization for payroll deduction becomes effective and shall end on the Termination Date of the Offering Period, unless sooner terminated by the participant as provided under paragraph 10 hereof.

         (b) Each such authorization shall direct the Company and/or the Subsidiary to withhold amounts through payroll deductions pursuant to the terms of the Plan. The amount to be withheld shall be a percentage of the participant's Compensation in 1% increments not to exceed 10% of Compensation; provided, that the participant may, if he or she desires, elect a maximum dollar limitation on the amount he or she contributes. Such authorization also may specify that the designated amount shall be withheld (a) solely from bonuses, or (b) solely from Compensation other than bonuses. If no such specific designation is made, the percentage designated shall be withheld from all Compensation, including bonuses.

         (c) Funds accumulated under the Plan may be returned only pursuant to the terms of the Plan.

7.       GRANTING OF OPTION.

         (a) On the date when a participant's notice of election to participate in the Plan becomes effective, the participant shall be granted an option to purchase up to 1,000 shares of Common Stock, subject to paragraph 11.

         (b) The option price of shares in any offering to be made hereunder shall be the lower of:

                  (i) 85% of the Fair Market Value of the Common Stock on the Offering Date for such offering; or

                  (ii) 85% of the Fair Market Value on the Termination Date for such offering.

8.       EXERCISE OF OPTION.

         (a) Unless a participant gives written notice to the Company as hereinafter provided, the participant's option for the purchase of shares of Common Stock made during any offering will be exercised automatically on the Termination Date for the purchase of the number of full shares the option price of which is covered by the funds accumulated for the participant with respect to the Offering Period.

         (b) By written notice to the Company prior to the close of business on the Termination Date, a participant may cease his or her payroll deduction for future payroll periods. The amounts withheld on the participant's behalf shall be used to purchase shares of Common Stock on the Termination Date.

         (c) No option under the Plan shall be exercised prior to the close of business on the Termination Date of the offering with respect to which such option was granted.

9. PAYMENT AND DELIVERY. As soon as practicable after the Termination Date of each offering, the Company will purchase for each participant that number of shares of Common Stock for which the participant has a sufficient amount from payroll deductions to fund the option price, based upon the formula price and limitations set forth in paragraphs 3 and 7. Cash will be distributed in lieu of fractional shares.

         Shares purchased for a participant as of a Termination Date shall be transferred into a brokerage account of the participant at Stifel, Nicolaus & Company, Incorporated and shall be held in such account for at least one year after such Termination Date, as provided in paragraph 14.

         In the event the amount withheld through payroll deductions on behalf of a participant with respect to an Offering Period exceeds the option price of the shares available for purchase for such participant for that Offering Period, the excess of the amount so withheld over the option price of the shares so purchased for the participant shall be returned to such participant.

10.      WITHDRAWAL.

         (a) A participant may withdraw his or her notice of election to participate and may also withdraw payroll deductions credited under the Plan at any time prior to the close of business on the Termination Date by giving written notice to the Company. All of the participant's payroll deductions withheld under the Plan will be paid to the participant as soon as practicable after receipt of notice of withdrawal, and no further payroll deductions will be made, and the participant may not thereafter participate in the offering then in effect.

         (b) A participant's withdrawal will not have any effect upon the participant's eligibility to participate in succeeding offerings or in any similar plan which may hereafter be adopted by the Company.


11.      STOCK.

         (a) The shares to be sold to participants under the Plan may, at the election of the Company, be either treasury shares or shares to be originally issued for such purpose. Notwithstanding anything in the Plan to the contrary, the maximum number of shares which shall be made available for sale under the Plan shall be 1,000,000 shares and not more than 200,000 shares will be available for sale during any one offering (subject to adjustment upon changes in capitalization of the Company as provided in paragraph 15 hereof). If the total number of shares for which options are to be granted on any date in accordance with paragraph 7 exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available in as nearly a uniform manner as shall be practicable and the excess payroll deductions which have been made pursuant to the authorization therefor shall be returned to the respective participants, together with simple interest on such amounts. The amount of such simple interest to be paid to the participant shall be one-half of the average monthly rates earned by the Money Market Fund during the period in which the participant was contributing through payroll deductions during the offering.

         (b) No participant shall have any interest in shares covered by an option until such option has been exercised, the shares have been fully paid for, and shall have been issued by the Company.

         (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant.

         (d) In no event shall any certificates for fractional shares be issued under the Plan.


12.      ADMINISTRATION.

         (a) The Plan shall be administrated by a Committee (the "Committee"). The Committee shall be appointed by the Board of Directors, which may, from time to time, remove members from, or add members to, the Committee.

         (b) A majority of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

         (c) The Committee shall have full authority to make, administer, and interpret such rules and regulations and to promulgate such forms as it deems necessary to administer the Plan, and any determination, decision, or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final and conclusive, and binding upon all participants and any and all persons claiming under or through any participant.

13. DESIGNATION OF BENEFICIARY. A participant may file a written designation of a beneficiary who is to receive any shares, cash, or cash and shares, to the participant's credit under the Plan in the event of such participant's death prior to delivery to him or her of such shares or cash. Such designation of beneficiary may be changed by the participant at any time by written notice. Upon the death of the participant and upon receipt by the Company of proof of the identity and existence of a beneficiary validly designated by the participant under the Plan, the Company shall deliver such shares or cash to such beneficiary in accordance with paragraph 16(b) hereof. Unless the participant files a different beneficiary designation form, the beneficiary entitled to receive life insurance proceeds on account of the participant's death under the Company's group term life insurance plan, shall be the designated beneficiary under this Plan. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares or cash to the legates or legatees of the participant under the participant's last will or to the participant's personal representatives or distributees.

14. RESTRICTIONS ON TRANSFERABILITY. Except as provided in paragraph 13, neither payroll deductions to a participant's credit under the Plan nor any rights with regard to the exercise of an option to receive shares under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Furthermore, except as provided in paragraph 13, shares purchased for a participant in accordance with paragraph 9 as of a Termination Date may not be sold, exchanged, assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution until after the first anniversary of such Termination Date. Stifel, Nicolaus & Company, Incorporated may place controls on the brokerage account of the participant into which such shares are transferred as necessary or appropriate to enforce such restrictions. Any such attempted assignment, transfer, pledge or other disposition shall be without effect. A participant's rights and all options granted under the Plan shall only be exercisable during his or her lifetime by such participant.


15.      CHANGES IN CAPITALIZATION AND CHANGE IN CONTROL.

         (a) In the event of reorganization, recapitalization, stock split, stock dividend, combination of shares, offerings of rights or any other change in the structure of the Common Stock of the Company, the Committee may make such adjustment, if any, as it may deem appropriate in the number, kind, and the option price of shares available for purchase under the Plan, and in the number of shares which an Employee is entitled to purchase.

         (b) Subject to paragraph 19, a Termination Date shall occur as to any offering then in effect on a date of a Change in Control. For this purpose, a Change in Control shall mean:

                  (1) The acquisition by any individual, entity or group, or a Person (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of ownership of 30% or more of either (i) the then outstanding shares of Common Stock of the Company ("Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors ("Outstanding Company Voting Securities"); or

                  (2) Individuals who, as of the date of approval of the Plan by the Board of Directors of the Company, constitute the Board of Directors of the Company ("Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, as a member of the Incumbent Board, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (3) Approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (i) more than 50% of, respectively, the then outstanding shares of common stock of the Company resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such Company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting

                           Securities immediately prior to such reorganization, merger or consolidation, in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the Company resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such Company, entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the Company resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

                  (4) Approval by the stockholders of the Company of (i) a complete liquidation or dissolution of the Company or
                           (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a Company, with respect to which following such sale or other disposition, (1) more than 50% of, respectively, the then outstanding shares of common stock of such Company and the combined voting power of the then outstanding voting securities of such Company entitled to vote generally in the election for directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no person beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of such Company and the combined voting power of the then outstanding voting securities of such Company entitled to vote generally in the election of directors and (3) at least a majority of the members of the board of directors of such Company were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

16.      TERMINATION OF EMPLOYEE'S RIGHTS OF PARTICIPATION.

         (a) Except as provided herein, an Employee's right to participate in the Plan shall terminate upon the termination of such Employee's employment by the Company or a Subsidiary of the Company for any reason including retirement.

         (b) If a participant terminates employment for any reason other than death, or retirement on or after age 60, during an Offering Period, the participant shall be repaid the total amounts which have been withheld in respect of such Offering Period pursuant to paragraph 6. If a participant terminates employment by reason of death, or retirement on or after age 60, during an Offering Period, the participant or the participant's designated beneficiary (or other person designated in paragraph 13) shall be paid the amounts accumulated on the participant's behalf through payroll deductions together with simple interest on such amounts. The amount of such simple interest to be paid shall be one-half of the average monthly rates earned by the Money Market Fund during the period in which the participant was contributing during the offering. If a participant dies on or after a Termination Date but prior to the payment to the participant of shares purchased on the participant's behalf on such Termination Date, the shares shall be paid to the participant's designated beneficiary (or other person designated in paragraph 13).

17. AMENDMENT OR TERMINATION. The Board may at any time terminate, withdraw, suspend, modify or amend the Plan. No such termination may affect options previously granted, nor may an amendment make any change in any option theretofore granted which would adversely affect the rights of any participant, nor may an amendment be made without the prior approval of the stockholders of the Company if such amendment requires the sale of more shares than are authorized under paragraph 11 of the Plan. The Plan will terminate in any event on December 31, 2007, and no offer hereunder will be commenced thereafter. Although it is presently contemplated that offerings will be made under the Plan each year during the term of the Plan, the Company shall not be obligated to any Employee or other person whatsoever to make any offering under the Plan, or having made any offering or offerings, to make any further offering or offerings under the Plan.

18. NOTICES. All notices or communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by the Human Resources Department of the Company or when received in the form specified by the Company at the location, or by the person designated by the Company for the receipt thereof.

19. STOCKHOLDER APPROVAL. The Plan has been adopted by the Board of Directors of the Company as of March 20, 2002 and is subject to the approval of the holders of the Common Stock of the Company within twelve months after its adoption by the Board of Directors. No offering under the Plan shall be made until and unless such stockholder approval is obtained.

20. APPLICATION OF FUNDS. All proceeds received by the Company from the sale of Common Stock under the Plan will be used for general corporate purposes.

21. GOVERNING LAW. This Plan and all agreements entered into under the Plan shall be construed in accordance with and shall be governed by applicable provisions of federal law and by the substantive laws of the State of Missouri, other than conflicts of law principles.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby nominates, constitutes and appoints George H. Walker III and Marcia J. Kellams (or such other person as is designated by the Board of Directors of Stifel Financial Corp. ("Stifel")) (the "Proxies"), or either of them (with full power to act alone), true and lawful attorney(s), with full power of substitution, for the undersigned and in the name, place and stead of the undersigned to vote as designated below all of the shares of common stock, $0.15 par value, of Stifel entitled to be voted by the undersigned at the Annual Meeting of Stockholders to be held on May 9, 2002 and at any adjournments or postponements thereof.

 THE BOARD OF DIRECTORS HAS PROPOSED AND RECOMMENDS A VOTE "FOR" THE FOLLOWING:


1.  ELECTION OF DIRECTORS:
    [ ] FOR all nominees listed below (except as marked below)      [ ] WITHHOLD AUTHORITY to vote for all nominees
                                                                        listed below

                     INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE
                           STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

                                             FOR TERM EXPIRING IN 2005:
                                                    Bruce A. Beda
                                                Ronald J. Kruszewski
                                                   Robert J. Baer

2.       PROPOSAL TO APPROVE THE ADOPTION OF THE 2003 EMPLOYEE STOCK PURCHASE PLAN:
         [ ] For                                          [ ] Against                            [ ] Abstain

3.       PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP, as independent public auditors of the Company:
         [ ] For                                          [ ] Against                            [ ] Abstain

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment thereof.

         This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL THE NAMED NOMINEES FOR DIRECTOR
AND "FOR" PROPOSALS 2 AND 3.

         The undersigned acknowledges receipt of the 2001 Annual Report to Stockholders and the Notice of the
Annual Meeting and the Proxy Statement. Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

                                                          [ ] PLEASE CHECK THIS BOX IF YOU PLAN TO ATTEND THE MEETING
                                                              IN PERSON.

                                                           SIGN HERE
                                                                     ---------------------------------------------
                                                                     (Please sign exactly as name appears at left)

                                                           SIGN HERE
                                                                     ----------------------------------------------
                                                                     Executors, administrators, trustees, etc.
                                                                     should indicate when signing

                                                               DATED
                                                                     ----------------------------------------------

                                                           Please sign this proxy card exactly as your shares are
                                                           registered. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If more
                                                           than one person holds the power to vote the same, any one of them may sign this proxy card. If the shareholder is a
                                                           corporation, this proxy card must be signed by a duly
                                                           authorized officer of the shareholder. By signing this proxy card, you acknowledge receipt of the Notice of Annual
                                                           Meeting of Stockholders and Proxy Statement, with all
                                                           enclosures and attachments, dated April 3, 2002.